ANDERSEN ANDERSEN & STRONG, L.C.                 941 East 3300 South, Suite 202
Certified Public Accountants                     Salt Lake City, Utah 84106
and Business Consultants                         Telephone 801-486-0096
MemberSEC Practice Section of the AICPA          Fax 801-486-0098
                                                 E-mail KAndersen@msn.com




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Cyberbotanical, Inc.

We hereby consent to the use of our report dated February 7, 2000, for the period ended December 31, 1999 to be included in the form 10-SB in accordance with Section 12 of the Securities Exchange act of 1934.

/s/  Andersen, Andersen & Strong
--------------------------------
Andersen, Andersen & Strong L.L.C.
February 7, 2000
Salt Lake City, Utah

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